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                                                                EXHIBIT 4(ii)

                                  REGULATIONS

                                       OF

                           CINCINNATI MICROWAVE, INC.

                        AS AMENDED THROUGH JULY 23, 1991




                                  ARTICLE 1.
                                    OFFICE



        1.1 The principal office of the Company shall be in Deerfield Township, Warren County, Ohio.


                                   ARTICLE 2.
                                      SEAL



         2.1 The Company shall have a circular seal consisting of two concentric circles and a logo of the Company and its state of incorporation shall appear in the inner circle and the name of the Company and the words "Corporate Seal" shall appear between the concentric circles.


                                   ARTICLE 3.

                                     SHARES



         3.1 CERTIFICATES. Certificates evidencing the ownership of shares of the Company shall be issued to those entitled to them by transfer or otherwise. The certificates for shares shall be of such tenor and design as the Board of Directors may from time to time adopt. Each certificate for shares shall bear a distinguishing number, the signature of the President or the Vice President, and of the Secretary or an Assistant Secretary, and all those recitals which are required by law. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate shall have ceased to be such officer before the certificate is issued, such certificate nevertheless shall be effective in all respects when delivered.


         3.2 TRANSFER OF SHARES. The shares of the Company may be transferred on the proper books of the Company by the registered holders thereof, by their attorneys legally constituted, or by their legal representatives. To authorize any transfer such persons shall surrender the certificate or certificates evidencing the shares to be transferred, such certificate or certificates to be either endorsed by the owner or accompanied by a separate written assignment or power of attorney to sell, assign or transfer such shares.
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         3.3     LOST CERTIFICATES.  The Board of Directors shall have the
authority to regulate procedures concerning certificates alleged to have been lost, stolen or destroyed and the issuance of new or duplicate certificates to replace the same.




                                   ARTICLE 4.
                                  SHAREHOLDERS



         4.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date as shall be fixed each year by the Board of Directors.


         4.2 SPECIAL MEETING. Special meetings may be called upon the written request of the Chairman of the Board, the President (or, in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President), the Board of Directors by action at a meeting or by a majority of the Directors acting without a meeting, or by shareholders representing at least one- fourth (1/4) of all shares entitled to vote. Calls for such meetings shall specify the time, place and purposes thereof, and such meetings shall be limited to the purposes so specified.


         4.3 NOTICE OF MEETING. Upon the call of a meeting of shareholders by any person entitled to make such call, the Secretary of the Company shall cause a written or printed notice of such meeting, stating the time, place and purposes thereof, to be given to each shareholder of record entitled to vote at such meeting. Such notice shall be given to each such shareholder by mail or personal delivery at his, her or its address, as such address appears on the records of the Company, at least seven (7) days and not more than sixty (60) days prior to the date of such meeting. Shareholders of record, as that term is used in this paragraph, means those persons shown on the books of the Company as shareholders at the close of business on the record date fixed by the Directors pursuant to Article 5 hereof, or, if not so fixed or if such date be a legal holiday, the first business day at the time when mailed or personally delivered. Should the Secretary of the Company fail to give notice pursuant to this Section, upon request of a person or persons duly authorized to call a meeting, such notice may be given by the person or persons making such call.


         4.4 PLACE OF MEETING. Meetings of the shareholders shall be held at the principal office of the Company or at such other place or places as may be determined by the Board of Directors.


         4.5 QUORUM. At all shareholders' meetings a majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by the General Corporation Law of Ohio to be taken by a specified proportion of the voting power of the corporation, or of any class of shares, may be taken by a lesser portion; and, provided further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn said meeting from time to time.

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         4.6     ORDER OF BUSINESS.  At all shareholders meetings, unless
altered by the affirmative vote a majority of the shareholders present at any such meeting, the order of business shall be as follows:


                 (a)     Reading of minutes of previous meeting;
                 (b)     Reports of Officers and Committees;
                 (c)     Unfinished business;
                 (d) Election of Directors, including fixing number and classes of Directors,(when the meeting is the regular annual meeting or a special meeting called for the election of Directors); and
                 (e)     New or miscellaneous business.



         4.7 PROXIES. Any shareholder entitled to vote at the meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney-in-fact, and submitted to the Secretary at or before such meeting. Unless a longer time shall be provided in the writing appointing a proxy, no proxy shall be valid after eleven (11) months from the date of its execution; in no event shall any proxy be valid for a period exceeding three (3) years. All proxies shall be revocable at will, but revocation shall be effective only upon notice given in writing to the Secretary of the Company (1) by the shareholder appointing such proxy, (2) by the Executor or Administrator of the Estate of such appointing shareholder, or (3) by any fiduciary having control of the shares in respect to which the proxy was appointed.


         4.8 INFORMAL ACTION. Unless otherwise provided by law, any action might be authorized or taken by the shareholders in meeting may be authorized or taken without a meeting if a writing setting forth the authorization given or the action taken and which is signed by all shareholders who will be entitled to notice of a meeting called for such purpose is filed with the Secretary of the Company.


                                   ARTICLE 5.
                                  RECORD DATE


         5.1 RECORD DATE. The Board of Directors shall fix a date, which shall not be a past date and which shall not precede by more than sixty (60) days the date of any meeting of shareholders or any dividend or distribution payment date or any date for the allotment of rights or other matters provided by law, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat. or to receive such dividends, distribution or rights as the case may be.


                                   ARTICLE 6.
                                   DIRECTORS


         6.1 NUMBER, QUALIFICATIONS AND ELECTION. The management of the affairs and business of the Company shall be vested in a Board of Directors consisting of such number of persons, not less than three (3) nor more than nine (9), as may be determined from

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time to time by the shareholders at any annual meeting or any special meeting called for the election of Directors. The Directors elected at each annual meeting of shareholders shall hold office until the next annual meeting and thereafter until their respective successors have been duly elected and qualified.


         6.2 MEETINGS. The Board shall hold its meetings at the principal office of the Company, or at such other place as may be determined upon by the Board, at such times as may be decided upon by the Board, and on call of the President or a majority of the Board, on notice in writing to each Director of the time and place of such meeting.


         6.3 VACANCIES. All vacancies in the Board of Directors, whether caused by resignation, by death or otherwise, may be filled by a majority of the remaining Directors attending a meeting of the Board. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.


         6.4 QUORUM. A majority of the Board shall constitute a quorum at all meetings and it shall require the affirmative vote of a majority of the whole Board to adopt, amend or repeal any measure.


         6.5 INFORMAL ACTION. Unless otherwise provided by law, any action which might be taken by the Directors in meeting may be taken without a meeting if a consent to such action in writing, signed by all Directors entitled to vote at a meeting called to take such action, is filled with the Secretary of the Company.


         6.6 EXECUTIVE AND OTHER COMMITTEE. The Board of Directors may create an executive committee or other committees of no fewer than three member
directors.   Such committees shall have an may exercise such powers of the
Board of Directors in the management of the corporation as may be conferred or authorized by the resolutions appointing them. Such committees shall act only during the intervals between meetings of the Board of Directors and subject to the direction of the Board of Directors. Acts of the committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the directors. However, no committee shall have the power to fill vacancies among the directors or in any committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. A majority of the members of any committee may determine its action and fix the time and place of its meetings. Committee members may participate at meetings by means of communications equipment if all participants can hear each other, and such participation shall constitute presence at the meeting.


         6.7 The Board shall fix the compensation of the Chairman of the Board, if any, and the President. The compensation of all other officers and head of departments shall be fixed by the Board or by the President or the proper executive officer.


         6.8 Any meeting of the Board at which all of the Directors are present shall be a valid meeting, regardless of the giving or omission to give any prior notice thereof and any lawful business may be transacted at all such meetings.

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                                   ARTICLE 7.
                                    OFFICERS



         7.1 PRINCIPAL OFFICERS. The principal officers of the Company shall be a President, one or more Vice Presidents (who shall have such titles and such duties as are determined by the Board), a Secretary, a Treasurer, and if desired, a Chairman of the Board. The offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation or the Regulations to be executed, acknowledged, or verified by two or more officers.


         7.2 SUBORDINATE OFFICERS. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers as the Board of Directors may determine, to hold office for such period and with such authority and to perform such duties as the Board of Directors may from time to time determine.


         7.3 ELECTION, TERM AND ELIGIBILITY. The officers of the Company shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in its place. New or additional officers may be elected at any meeting of the Board of Directors. Each officer shall hold office until his successor is chosen or until his death, resignation or removal. Only the Chairman of the Board need be a member of the Board of Directors. No officer need be a shareholder of the corporation.


         7.4 REMOVAL. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights of such officer. The election or appointment of an officer for a given term, or a given provision in the Articles of Incorporation or Regulations with respect to a term of office, shall not be deemed to create contract rights.


         7.5 VACANCIES. If any office shall become vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor to fill such office.


                                   ARTICLE 8.
                               DUTIES OF OFFICERS



         8.1 THE PRESIDENT. Unless the Board of directors determines otherwise, the President shall be the chief executive officer of the Company. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by law, by the Articles of Incorporation or by these Regulations, shall administer and be responsible for the management of the business and affairs of the corporation. He shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.


         8.2 THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. He shall have such other powers and duties as the Board of Directors shall assign to him from time to time.

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         8.3     THE VICE PRESIDENTS.  The Vice Presidents shall perform such functions as indicated by their title and shall report directly to the President and perform such duties as may be assigned by the President and by the Board of Directors.


         8.4 THE SECRETARY. The Secretary shall keep a record of all proceedings of the shareholders and Board of Directors; he shall have custody of the stock books of the Company or designate an agent for same; he shall issue and attest all certificates for shares; he shall have charge of the transfer of shares or designate an agent for same and, generally, perform such duties as may be required of him by the Board.


         8.5 THE TREASURER. The Treasurer shall have charge of the funds of the Company. He shall keep proper records showing all receipts, expenditures and disbursements of the Company with vouchers in support thereof. He shall also be responsible for the selection of depositories for the funds of the Company and shall perform such other duties as may be assigned to him by the Board of Directors.


                                   ARTICLE 9.
                         INDEMNIFICATION OF DIRECTORS,
                        OFFICERS, EMPLOYEES, AND AGENTS


         9.1 RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was director or officer, employee, or agent of the corporation or, as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, and in respect of claims not made by or in the right of the corporation, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any such Proceeding; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the Board of Directors. Such right shall include the right to be paid by the corporation expenses, including attorneys' fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, in which such director, officer, employee, or agent agrees
(i) to repay all amounts so advanced if it

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should be ultimately determined by clear and convincing evidence in a court of competent jurisdiction that such person's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, and (ii) to cooperate reasonably with the corporation concerning the Proceeding.


         9.2 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 9.1 hereof is not paid in full by the corporation within thirty days after a written claim therefor has been received by the corporation, the claimant may any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.


         9.3 CONTRACTUAL RIGHTS; APPLICABILITY. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto
(i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director, officer, employee or agent, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.


         9.4 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by Sections 9.1 and 9.2 hereof shall not be exclusive and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Articles or Regulations, agreement, vote of shareholders or disinterested directors or otherwise.


         9.5 INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.


                                  ARTICLE 10.


        10.1 These regulations may be changed, amended or repealed in accordance with the laws of the State of Ohio.

                                      7.